EXHIBIT 10.3
Execution Version
WAIVER
This WAIVER (this “Waiver”), dated as of March 1, 2024, is by and among CURO GROUP HOLDINGS CORP., a Delaware corporation (the “Borrower”), the Guarantors party to the Credit Agreement (as defined below) as of the date hereof, the Lenders listed on the signature pages hereto constituting the Required Lenders under the Credit Agreement (the “Consenting Lenders”) and ALTER DOMUS (US) LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H
WHEREAS, the Borrower, the Lenders, the Guarantors, the Administrative Agent and the Collateral Agent are parties to that certain First Lien Credit Agreement, dated as of May 15, 2023 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, an Event of Default may occur under Section 6.01(c)(i) of the Credit Agreement to the extent the Borrower fails to maintain Liquidity sufficient to satisfy Section 5.26(a) of the Credit Agreement as of February 29, 2024 (the “Liquidity Default”);
WHEREAS, an Event of Default has occurred and may potentially further occur under Section 6.01(d) of the Credit Agreement (the “Cross-Default” and, together with (i) the Liquidity Default and (ii) any Event of Default arising from the failure of the Borrower or any of its Subsidiaries to provide notice to the Administrative Agent, the Collateral Agent or any of the Lenders of the occurrence of the Liquidity Default or the Cross-Default, the “Contemplated Events of Default”) as a result of any breach, default, “Event of Default” or similar event or circumstance under any other Indebtedness referenced in Section 6.01(d) of the Credit Agreement in connection with (x) the Borrower’s failure to make interest payments when due under the 1.5 Lien Notes Indenture and the Existing Notes Indenture and (y) the Borrower’s potential failure to satisfy certain minimum liquidity requirements (clause (y), the “Liquidity Cross Default”),
WHEREAS, the Borrower has requested that the Lenders waive the Contemplated Events of Default in the manner set forth herein and the Consenting Lenders are willing to so amend the Credit Agreement on the terms and conditions set forth herein; and
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
WAIVER
1.1     Waiver. Subject to the satisfaction of the conditions set forth in Article II hereof, the Consenting Lenders hereby waive each of the Contemplated Events of Default; provided, however, that such waiver shall expire and each of the Contemplated Events of Default (in the case of the Liquidity Default and Liquidity Cross Default, to the extent occurred) shall constitute an Event of Default under the Credit Agreement on the earliest of (a) March 18, 2024, (b) the date on which any portion of the Indebtedness under the 1.5 Lien Notes Indenture, the Existing Notes Indenture, or any Qualified Receivables Facility is accelerated prior to its final stated maturity, (c) the date of termination or expiration of any forbearance, deferral or similar agreement for any reason (including lapse, termination, or default) entered into between (A) the

Borrower or any of its Subsidiaries and (B) any holders of Indebtedness, (d) the date of entry by the Borrower or any of its Subsidiaries into any amendment, waiver or other modification to the terms of any Qualified Receivables Facility that is not acceptable to the Required Lenders in their sole discretion and (e) the date of entry by the Borrower or any of its Subsidiaries into a restructuring support agreement or similar agreement that is not acceptable to the Required Lenders in their sole discretion.
ARTICLE II
CONDITIONS TO EFFECTIVENESS
2.1     Closing Conditions. The effectiveness of this Waiver is subject only to the satisfaction (or waiver) of the following conditions precedent (the date on which such conditions have been satisfied (or waived), the “Effective Date”):
(a)     the Administrative Agent shall have received counterparts of this Waiver duly executed by the Borrower, the Guarantors, the Consenting Lenders and the Administrative Agent; and
(b)     the Borrower shall have paid or reimbursed the Administrative Agent for all of the Administrative Agent’s invoiced costs, charges and expenses incurred through the Effective Date and reimbursable in accordance with the Credit Agreement or otherwise incurred in connection with this Waiver (including legal fees and other disbursements and expenses of Wachtell, Lipton, Rosen & Katz) to the extent invoiced at least one (1) Business Day prior to the Effective Date.
ARTICLE III
MISCELLANEOUS
3.1     Ratification. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
3.2     Representations and Warranties of Loan Parties. The Borrower represents and warrants as follows:
(a)     Due Authorization. The execution, delivery and performance of this Waiver have been duly authorized by all necessary action on the part of each Loan Party that is a party hereto.
(b)     Binding Obligation. This Waiver has been duly executed and delivered by each Loan Party that is a party hereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
(c)     Consents. The execution, delivery and performance by each Loan Party of this Waiver do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, on or before the Effective Date.
(d)     [Reserved].

(e)     No Defaults. Immediately after giving effect to this Waiver, no Event of Default shall have occurred and be continuing.
(f)     No Conflict. The execution, delivery and performance by the Loan Parties of this Waiver and the consummation of the transactions hereunder do not and will not (i) violate (A) any provision of any Law or any governmental rule or regulation applicable to any such Loan Party, (B) any of the Organizational Documents of any Loan Party or (C) any order, judgment or decree of any court or other agency of government binding on such Loan Party; (ii) result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than any Liens created under any of the Facility Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which have been obtained on or before the Effective Date and disclosed in writing to the Lenders.
(g)     No Success Fees. The Loan Parties will not pay any success fees to its financial advisors in connection with this Waiver.
3.3     Reaffirmation of Obligations. Each Loan Party hereby ratifies the Facility Documents to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of such Facility Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.
3.4     Facility Document. This Waiver shall constitute a Facility Document under the terms of the Credit Agreement.
3.5     Entirety. This Waiver and the other Facility Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
3.6     Counterparts; Electronic Transmission. This Waiver may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Waiver or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart of this Waiver. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.
3.7     GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
3.8     Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
3.9     Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial. The submission to jurisdiction, waiver of venue, service of process and waiver of jury trial provisions set forth in Section 9.06 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
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WLRK DRAFT: 2/27/24
IN WITNESS WHEREOF the parties hereto have caused this Waiver to be duly executed on the date first above written.
BORROWER:    CURO GROUP HOLDINGS CORP.

By: /s/ Douglas D. Clark
Name: Douglas D. Clark
Title: Chief Executive Officer

[Signature page to Waiver]

GUARANTORS: CURO FINANCIAL TECHNOLOGIES CORP.
CURO INTERMEDIATE HOLDINGS CORP.
CURO MANAGEMENT LLC
SOUTHERNCO, INC.
FIRST HERITAGE CREDIT, LLC
FIRST HERITAGE CREDIT OF ALABAMA, LLC
FIRST HERITAGE CREDIT OF LOUISIANA, LLC
FIRST HERITAGE CREDIT OF MISSISSIPPI, LLC
FIRST HERITAGE CREDIT OF SOUTH CAROLINA, LLC
FIRST HERITAGE CREDIT OF TENNESSEE, LLC
By:    /s/ Douglas D. Clark
Name: Douglas D. Clark
Title: President

ENNOBLE FINANCE, LLC
By: Curo Intermediate Holdings Corp. Its: Sole Member By: /s/ Douglas D. Clark Name: Douglas D. Clark Title: President

[Signature page to Waiver]

CURO VENTURES, LLC
ATTAIN FINANCE, LLC
AD ASTRA RECOVERY SERVICES, INC.
CURO COLLATERAL SUB, LLC
CURO CREDIT, LLC SOUTHERN FINANCE OF SOUTH CAROLINA, INC.
COVINGTON CREDIT, INC.
COVINGTON CREDIT OF GEORGIA, INC.
COVINGTON CREDIT OF ALABAMA, INC.
COVINGTON CREDIT OF TEXAS, INC.
HEIGHTS FINANCING HOLDING CO.
HEIGHTS FINANCE CORPORATION
HEIGHTS FINANCE CORPORATION
QUICK CREDIT CORPORATION
By: /s/ Gary L. Fulk Name: Gary L. Fulk Title: President

SOUTHERN FINANCE OF TENNESSEE, INC.
By: /s/ Gary L. Fulk Name: Gary L. Fulk Title: President and Chief Executive Officer
[Signature page to Waiver]

    ALTER DOMUS (US) LLC,
ADMINISTRATIVE AGENT AND     as Administrative Agent and Collateral Agent
COLLATERAL AGENT:
By:
Name:
Title:

[Signature page to Waiver]

CONSENTING LENDERS:    [_], as a Consenting Lender
By:
Name:
Title:

[Signature page to Waiver]